                                                                  EXHIBIT 4(8)



THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT OR AN EXEMPTION UNDER SAID ACT IS AVAILABLE TO PERMIT SUCH WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER TO BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION. THIS WARRANT IS SUBJECT TO THE TERMS AND PROVISIONS SET FORTH BELOW, INCLUDING OTHER RESTRICTIONS ON TRANSFERABILITY.


                                                     Dated:  April 25, 1996


                                    WARRANT


                  To Purchase 100,000 Shares of Common Stock


                             VERNITRON CORPORATION

                            Expiring April 25, 2006


THIS IS TO CERTIFY THAT, for value received, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION (the "Original Holder"), and its permitted designees, successors or assigns (collectively, together with the Original Holder, the "Holder") is entitled to purchase from VERNITRON CORPORATION, a Delaware corporation (the "Company"), at any time or from time to time after 9:00 a.m., New York City time, on the date hereof and prior to 5:00 p.m., New York City time, on April 25, 2006 (the "Expiration Date"), at the place where a Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), 100,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described. Such shares of Common Stock purchasable under this Warrant, less any such shares actually purchased hereunder shall be referred to as "Shares."

                  Certain terms used in this Warrant are defined in Article
IV. This Warrant is one of three Warrants issued by the Company in connection with the acquisition of Precision Aerotech, Inc. The Warrants are being issued as of the date hereof to Banque Paribas, Paribas Principal, Inc. and to Donaldson, Lufkin & Jenrette Securities Corporation. In the aggregate, as of the date of issuance of such Warrants, the Warrants will be exercisable into 1,542,700 shares of Common Stock of the Company.


                                   ARTICLE I

                             EXERCISE OF WARRANTS

                  1.1 Method of Exercise. To exercise this Warrant in whole or in part with respect to any Shares, the Holder shall deliver to the Company, at the Warrant Agency, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of Shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered and (c) payment of the Exercise Price with respect to such Shares or cancellation of this Warrant with respect to a number of Shares. If the Holder elects to pay the Exercise Price in money, such payment may be made, at the election of the Holder, by cash, money order, certified or bank cashier's check or wire transfer of immediately available funds. If the Holder elects to pay the Exercise Price by cancelling this Warrant with respect to Shares, the Exercise Price may be paid by cancelling this Warrant with respect to that number of Shares whose aggregate Current Market Price minus the aggregate Exercise Price is equal to the aggregate Exercise Price with respect to the number of Shares to be received upon exercise of this Warrant.

                  The Company shall, as promptly as practicable and in any event within seven days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates, representing the aggregate number of Shares specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, in a denomination equal to the aggregate number of Shares specified in said notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice, subject to any restrictions contained hereinbelow. Such certificate or certificates shall be deemed to have been issued, and such Holder or, subject to any restrictions contained hereinbelow, any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned notice and the Exercise Price is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

                  1.2 Shares To Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant ("Warrant Common Stock") shall be validly issued, fully paid and nonassessable, free of all liens, taxes and other charges, and, if the Common Stock of any class is then listed on any national securities exchange (as such term is used in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

                  1.3 No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Current Market Price per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

                  1.4 Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

                  This security has not been registered under the Securities Act of 1933, as amended, and must be held indefinitely unless subsequently registered under said Act or an exemption from such registration is available. This security may not be sold, pledged, hypothecated or otherwise transferred unless such sale, pledge, hypothecation or other disposition shall have been registered under said act or such disposition is made in reliance upon an exemption from registration under said act.

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act covering such Shares) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate and reasonably acceptable to the Company (who may be an employee of such holder), the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                  1.5 Authorized Shares; Reservation of Shares for Issuance. At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall reserve for issuance upon exercise of this Warrant, such number of shares of Common Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any adjustments to the number of Shares purchasable upon exercise of this Warrant pursuant to Article III hereof).

                  1.6  Notification By The Company.  In case at any time:

             (i) the Company shall declare any dividend or make any distribution upon its Common Stock; or

             (ii) the Company shall offer for sale, or shall otherwise issue (except upon exercise of the Existing Warrants), any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

            (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

             (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 30 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or sale or other issuance or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, sale or other issuance or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 1.6 shall so state.


                                  ARTICLE II

                    WARRANT AGENCY; TRANSFER, EXCHANGE AND
                            REPLACEMENT OF WARRANTS

                  2.1 Warrant Agency. The Company shall maintain, at its own expense, an agency (the "Warrant Agency"), for certain purposes specified herein and shall cause such Warrant Agency to remain open during normal business hours on each Business Day in connection with the performance of its obligations hereunder. The Company shall perform the obligations of the Warrant Agency provided herein at its address at 645 Madison Avenue, New York, New York 10022 or such other address as the Company shall specify by notice to all Warrantholders.

                  2.2 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

                  2.3 Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued.

                  2.4 Division or Combination of Warrants. Subject to restrictions contained hereinbelow, this Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any permitted transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  2.5 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (the Original Holder's or any institutional Warrantholder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

                  2.6 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Common Stock hereunder.

                  2.7 Restrictions on Transfer. (a) The Holder, by acceptance hereof, represents and warrants that this Warrant, and upon exercise hereof the holder of any Warrant Common Stock will represent and warrant, that any shares of Warrant Common Stock are being acquired for its own account for investment without any intent to make a public distribution thereof in violation of the securities laws and that this Warrant and such Warrant Common Stock may not be sold, encumbered or otherwise transferred except pursuant to an effective Registration Statement under the Act or an exemption from such registration requirement and, if an exemption shall be applicable, the Holder or the holder of Warrant Common Stock shall have delivered an opinion of counsel reasonably satisfactory to the Company that such registration is not required under the Act.

                  (b) The Holder acknowledges that the Company may direct the transfer agent for the Warrant and the Warrant Common Stock to note a stop transfer order upon its records in respect of this Warrant and any certificates evidencing shares of the Warrant Common Stock and that in the event of any permitted sale, transfer or exchange of this Warrant, any Warrant certificate issued by the Company shall bear the legend obtained on the front part of this Warrant.

                  (c) As a condition to any sale, transfer or other disposition of this Warrant, the transferee shall be required to make the representations and warranties contained in Section 2.7(a) hereof and acknowledge the stop transfer order and consent to the legend contained in
Section 2.7(b) hereof. The Warrant shall not be sold, pledged, transferred or otherwise disposed of except in whole to an entity controlled by Donaldson, Lufkin & Jenrette Securities Corporation.

                                  ARTICLE III

                            ANTIDILUTION PROVISIONS

                  3.1 Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment and reset from time to time upon the happening of certain events, as hereinafter described.

                  3.2  Mechanical Adjustments.  The number of
Shares and the Exercise Price shall be subject to adjustment as follows:

                  (a) In case the Company shall at any time after the date of this Agreement (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all holders of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), this Warrant shall be adjusted to the number of Shares and amount of any other securities, cash or other property of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. (b) Any Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

                  Other than if resulting in an adjustment pursuant to
         Section 3.2(a), in case the Company shall issue rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock (any such rights, options, warrants or other securities being herein called "Rights") to all holders of shares of its Common Stock whether or not such Rights are immediately exercisable or convertible, the Company shall issue such Rights to each Holder on the same basis as such Holder would have been entitled to receive such Rights if the Warrants had been exercised immediately prior to the happening of such event or the record date with respect thereto and no adjustment in the number and kind of Shares or Exercise Price shall be made under this Warrant in such circumstance.

                  (c) Whenever the numbers of Shares are adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares immediately prior to such adjustment, and of which the denominator shall be the number of Shares immediately thereafter.

                  (d) No adjustment in the number of Shares shall be required hereunder unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a cent or to the nearest one-thousandth of a Share, as the case may be.

                  (e) No adjustment shall be made pursuant to this Article III in respect of the issuance of shares of Common Stock pursuant to the Existing Warrants. No adjustment need be made for a change in the par value of the Common Stock.

                  (f) For the purpose of this subsection 3.2, the term "shares of Common Stock" shall mean (i) the classes of stock designated as Common Stock at the date of this Agreement, (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value or (iii) any other capital stock of the Company which is not by its terms restricted in amount or timing to the entitlement to dividends. In the event that at any time, as a result of an adjustment made pursuant to this
         Section 3.2, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant and the

         Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Article III.

                  3.3 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the Exercise Price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients; provided, however, that no such adjustment in Exercise Price shall affect the number of Shares.

                  3.4 Notice of Adjustment. Whenever the number of Shares or the Exercise Price is required to be adjusted, as herein provided, the Company promptly shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments setting forth the number of Shares and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  3.5 Dividends and Distributions. Other than if resulting in an adjustment pursuant to Section 3.2(a) or issuance covered by 3.2(b), in case the Company shall declare a dividend or make any other distribution upon Common Stock (other than in shares of Common Stock), the Company shall hold any property (including cash) paid in respect of such dividend or distribution that the Holder would have received if the Holder had theretofore exercised the Warrant for the benefit of the Holder and promptly pay same over to the Holder.

                  3.6 Preservation of Purchase Rights upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company with or into another Person or in case of any sale, transfer or lease to another Person of all or substantially all the assets of the Company, the Company or such successor or purchasing Person, as the case may be, shall agree (and such merger, consolidation or transfer of assets shall not be consummated without such agreement) that each Holder thereafter shall have the right only to receive, and such Warrant shall only represent the right to receive, upon payment of the Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities, cash and other property which he would have been entitled to receive after the happening of such con solidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company, then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon exercise of this Warrant immediately after such consolidation, merger, sale or transfer shall be the kind and amount so receivable per share by a majority of the holders of Common Stock), and if the successor or purchasing Person is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares and other securities and property so that upon exercise of the Warrant, the Holder would have the same benefits it otherwise would have had if such successor or purchasing Person were a corporation. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III and that such adjustments shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                  3.7 Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


                                  ARTICLE IV

                              REGISTRATION RIGHTS

                  4.1 Registration Rights. If at any time or from time to time:

                  (a) the Company shall determine to register any of its securities (other than by means of a registration statement on a form (e.g., Form S-8 or Form S-4 or successor forms) which by its terms could not be used for the sale and distribution of any Warrant Common Stock) the Company will:

                           (i) promptly (but not less than thirty (30)
days prior to the filing of any registration statement) give written notice thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each holder of Warrant Common Stock;

                           (ii) if so requested in writing by any holder
of Warrant Common Stock, use its best efforts to effect such registration and any qualification any compliance relating thereto, including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act and any other governmental requirements or regulations as would permit or facilitate the sale and distribution of all Warrant Common Stock, unless, in the opinion of counsel to the Company reasonably acceptable to the holder of the Warrant Common Stock who wishes to have them included in such registration statement, registration under the Act is not required for the sale of such Warrant Common Stock in the manner proposed by such holders. Notwithstanding the foregoing, if any managing underwriter of the Company's offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Warrant Common Stock (the "Piggy-back Shares") requested to be included in the registration statement currently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the holders of such Warrant Common Stock shall delay their offering and sale of Warrant Common Stock (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 180 days, as the managing underwriter shall request. In the event of such delay, the Company shall file such supplements, post-effective amendments or separate registration statement, and take any such other steps as may be necessary to permit such holders to make their proposed offering and sale for a period of 90 days immediately following the end of such period of delay ("Piggy-back Termination Date"); provided, however, that if at the Piggyback Termination Date the Piggy-back Shares are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Shares for so long as such registration statement remains or is required to remain in effect for any other such securities.

                           (iii) bear all expenses in connection with
such registration, qualification and compliance, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of the Company's counsel (but exclusive of the fees and disbursements of legal counsel retained by holders of Warrant Common Stock) and expenses of any audits incident to or required by any such registration, qualification or compliance, provided, that the Company shall not, in any event, be required to bear the cost of any commissions and compensation paid, and concessions and discounts allowed to, underwriters, dealers or others performing similar functions in connection with the sale and distribution of the Warrant Common Stock sold by any holders thereof.

                  4.2 No Additional Liability. Notwithstanding anything to the contrary contained in this Section IV or elsewhere herein, the Company will not, in any event, be obligated to qualify any Warrant Common Stock covered by a registration statement under any blue sky or other state securities law if the Company would by reason thereof be required to qualify to do business in any jurisdiction where it is not then so qualified.

                  4.3 Notification; Continuation of Effectiveness. In the case of each registration, qualification and compliance pursuant to this
Section IV, the Company will keep the holder of Warrant Common Stock promptly advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise, upon request, of the progress of such proceedings. The Company will, at its expense, keep such registration, qualification and compliance effective for a period of 90 days after the later of (x) the effective date of such registration statement or (y) the last day on which the holder of this Warrant is restricted in selling Warrant Common Stock, as set forth in
Section 4.1(a)(ii) hereof.

                  4.4 Information from Holders. The Company may require the holder of Warrant Common Stock, as a condition to having the Warrant Common Stock included among the securities as to which any registration, qualification or compliance referred to in this Section IV is being effected, to furnish to the Company such reasonable information regarding the proposed distribution of the Warrant Common Stock as the Company may request in writing and as shall be required in connection with such registration, qualification or compliance.

                  4.5 Prospectuses, etc. The Company will, at its expense, furnish to each holder of Warrant Common Stock with respect to which registration has been effected, such number of prospectuses, offering circulars and other documents incident to such registration and related qualification or compliance as such holder from time to time may reasonably request.

                  4.6 Indemnification. The Company will indemnify each holder of Warrant Common Stock (and each person, if any, who or which controls such holder) and each underwriter of the Warrant Common Stock held by or issuable to such holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance referred to in this section IV, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such holder of Warrant Common Stock (and each person, if any, who or which controls such holder of Warrant Common Stock) and each such underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such holder of Warrant Common Stock (and each person, if any, who or which controls such holder of Warrant Common Stock) or underwriter and stated specifically to be for use therein. The Company may require of such holder of Warrant Common Stock, as a condition to having such Warrant Common Stock held or issuable to holder of Warrant Common included among the securities as to which such registration, qualification or compliance is being effected, that each such holder of Warrant Common Stock and underwriter will indemnify the Company, its directors, and its officers who sign the registration statement in respect of such registration against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any written information furnished by such holder for inclusion in the registration statement by such holder of Warrant Common Stock or underwriter, as the case may be, or an omission (or alleged omission) to state in any such written information a material fact required to be stated therein or necessary to make the statement therein not misleading.

                  4.7 Notice of Claim, etc. Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party shall be acceptable to the Indemnified Party (which acceptance shall not be unreasonably withheld), and provided further, that the failure of any Indemnified Party to give notice as provided in this Section 4.7 shall not relieve the Indemnifying Party of its obligation under Section 4.6.

                  4.8 Listing on Securities Exchanges, etc. The Company will, at its expense, promptly list on each national securities exchange or quotation system on which Common Stock is a the time listed, upon official notice of issuance upon the exercise of the Warrant, all Warrant Common Stock, provided that the Warrant Common Stock is registered under the Securities Act of 1933.

                  4.9 Right to Deliver Cash. Notwithstanding the provisions of this Warrant, the Company shall have the right, in lieu of including the shares of Warrant Stock in a registration statement pursuant to Section 4.1(a) to elect to purchase the Warrant Common Stock to be included in such registration statement by delivering to a holder of Warrant Common Stock cash in the amount ("Repurchase Amount") equal to the number of shares of Warrant Common Stock to be included in such registration statement multiplied by an amount equal to the closing price (or, if applicable, the average of the closing bid and asked prices) of the Company's Common Stock on the last trading day immediately preceding the day of notice by the Company pursuant to
Section 4.1(a)(i). If the Company elects to exercise its rights hereunder, it should so notify the holders of Warrant Common Stock within 10 business days of such notice. The holders shall thereupon promptly deliver the certificates evidencing shares of Warrant Common Stock to be sold at the time and place designated in the Company's notice, in duly transferable form, together with a representation and warranty of good title free and clear of all liens and encumbrances against receipt from the Company of a bank or certified check payable to the respective order of such holders in the Repurchase Amount


                                   ARTICLE V

                                  DEFINITIONS

         The following terms, as used in this Warrant, have the following respective meanings:

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

                  "Common Stock" shall have the meaning set forth in the first paragraph of this Warrant, subject to adjustment pursuant to Article III.

                  "Company" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Current Market Price" shall mean at any date the average of the daily closing prices for the 10 consecutive trading days prior to the date as of which the market price is to be computed on the principal national securities exchange or in the NASDAQ-National Market System on which the shares of Common Stock are listed or to which such shares are admitted to trading, or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose. In the absence of the foregoing, the appropriate Current Market Price per share shall be the fair market value thereof as determined by Board of Directors of the Company in good faith.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Exercise Price" means $1.25 per share of Common Stock, subject to adjustment pursuant to Article III.

                  "Existing Warrants" shall mean the Warrants other than this Warrant, the warrant issued to CIT entitling CIT to purchase 31,345 Shares of Common Stock on the date hereof and the Management Options.

                  "Expiration Date" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Holder" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Management Options" shall mean the options to acquire up to 193,000 shares of Common Stock issued pursuant to the Company's Long Term Stock Incentive Plan and any other options granted to employees of the Company or any of its Subsidiaries having an exercise price equal to or in excess of the Current Market Price.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Original Holder" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Rights" shall have the meaning set forth in
Section 3.2(b).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Shares" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest or, if such other Person is a partnership, a majority ownership interest in the general partner thereof.

                  "Warrant shall mean this Warrant as this Warrant may be amended, modified or supplemented from time to time.

                  "Warrant Agency" shall have the meaning set forth in Section 2.1.

                  "Warrantholder" means a holder of any Warrant issued by the Company on the date hereof and such holder's permitted designees, successors and permitted assigns.


                                  ARTICLE V1

                                 MISCELLANEOUS

                  6.1 Notices. Any notice or other communication to be given shall be in writing and may be personally served, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telex or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. In the case of the Original Holder, such notices and communications shall be addressed to its address set forth below, unless the Original Holder shall notify the Company that notices and communications should be sent to a different address (or telex number), in which case such notices and communications shall be sent to the address (or telex number) specified by the Holder. In the case of other Holders, such notices and communications shall be addressed to such address as such other Holder shall specify to the Company. In the case of the Company, such notices and communications shall be addressed as follows (until notice of a change is given as provided herein):

                           Vernitron Corporation
                           645 Madison Avenue
                           New York, New York  10022
                           Telecopy:  (212) 754-6348
                           Attention:  General Counsel

                    If to the Original Holder:

                           Donaldson, Lufkin & Jenrette
                            Securities Corporation
                           2121 Avenue of the Stars
                           Los Angeles, CA  90067
                           Telecopy:  (310) 282-6178
                           Attention:  Peter J. Nolan


                  6.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof (except for a failure to exercise this Warrant prior to the Expiration Date), nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holder of this Warrant.

                  6.3 Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE LAWS OF DELAWARE SHALL BE MANDATORILY APPLICABLE HERETO.

                  6.4 Covenants To Bind Successors and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and permitted assigns, whether so expressed or not.

                  6.5 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.6 Construction. The definitions in this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The Section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

                  6.7 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company until such time as this Warrant shall have been exercised.

                  IN WITNESS WHEREOF, VERNITRON CORPORATION has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.


                                                   VERNITRON CORPORATION



                                                   By .......................
                                                       Title:


Attest:



 ......................
Assistant Secretary

                              SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To VERNITRON CORPORATION

                  The undersigned hereby irrevocably elects to exer cise the right of purchase represented by the attached Warrant for, and to purchase
thereunder,       shares of Common Stock as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash, money order, certified or bank cashier's check or wire transfer or by cancellation of the Warrant with respect to shares of Common Stock subject to the Warrant.

                  Please issue a certificate or certificates for such shares of Common Stock in the following name and names and denominations:

                  If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


Dated: ..........., ......



                              .......................................
                              NOTE:        The above signature should
                                           correspond exactly with the
                                           name on the face of the
                                           attached Warrant or with
                                           the name of the assignee
                                           appearing in the assignment
                                           form below.

                                  ASSIGNMENT

                  (To be executed upon assignment of Warrant)


                  For value received, ___________________________ hereby
sells, assigns and transfers unto _________________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney to transfer said Warrant on the books of VERNITRON CORPORATION, a Delaware corporation, with full power of substitution in the premises.



                                 ----------------------------------
                                 NOTE:         The above signature should
                                               correspond exactly with
                                               the name on the face of
                                               the attached Warrant.


Dated:  __________, ____